UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 8, 2023
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Shoreline, Ste. 800, Corpus Christi, Texas, U.S.A.	78401
(U.S. corporate headquarters)	(Zip Code)

1830 – 1030 West Georgia Street Vancouver, British Columbia, Canada	V6E 2Y3
(Canadian corporate headquarters)	(Zip Code)

(Address of principal executive offices)

(361) 888-8235
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
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Item 7.01	Regulation FD Disclosure

On December 8, 2023, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release to announce to report that President and Chief Executive Officer, Amir Adnani, spoke at COP28 on sustainable uranium mining and on the growing role of carbon-free nuclear power to meet the increasing global demand for low-cost and net-zero energy supply.

Mr. Adnani was also featured in the COP28 Leadership Interviews to discuss UEC’s role as the fastest growing uranium company in the world, adopting best practices to enhance sustainability and the Company’s 18-year evolution, developing into a long-term and low-carbon supplier with stable North American assets. The interview may be viewed at https://www.reuters.com/plus/acumen-stories/cop-28/uec.

Additionally, UEC is one of 120 companies endorsing the Net Zero Nuclear Industry Pledge, launched at COP28 on December 5, 2023, committing to industry support for at least a tripling of global nuclear capacity by 2050. Led by the United States, 22 countries including France, the United Kingdom, the United Arab Emirates, Japan, South Korea, and Canada declared to triple global nuclear energy capacity by 2050 from the 2020 base in support of their net-zero transitions. Participating countries would encourage the World Bank and other international and regional development banks to include nuclear energy in energy lending policies.

Amir Adnani stated: “We have seen a step-change across the globe with an increasing number of countries adopting plans and programs to restart, extend the life of and build new nuclear plants in the quest for clean, safe, highly reliable and cost-effective electricity that nuclear power provides. This drive for global clean energy, along with uranium supply and demand fundamentals, has tightened the uranium market, transforming it from an inventory burdened to a production driven market.”

Mr. Adnani continued: “The need for energy security, geopolitical instabilities, increasing trade barriers, and clean energy are shifting the world’s energy outlook. Our commitment to net-zero, as well as our safe and stable mining jurisdictions positions UEC as a low risk and low-cost supplier to meet the growing demand for nuclear power’s uranium requirements.”

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

99.1	News Release dated December 8, 2023.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: December 8, 2023.	By:	/s/ Pat Obara
Pat Obara, Secretary and
Chief Financial Officer
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